UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 24, 2020 (September 18, 2020)

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 985-9904
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

SLA Amendment

On September 18, 2020 (the "Closing Date"), a wholly owned subsidiary (the "SLA Borrower") of Sunnova Energy International Inc. (the "Company") entered into that certain Amendment No. 6 to the Amended and Restated Credit Agreement (the "SLA Amendment"), which amends that certain Amended and Restated Credit Agreement, dated as of March 27, 2019 (the "SLA Credit Agreement"), by and among the SLA Borrower, certain other subsidiaries of the Company, Credit Suisse AG, New York Branch, as agent, and the lenders and other financial institutions party thereto.

The SLA Amendment amended the SLA Credit Agreement to, among other things, (i) temporarily increase the concentration limit for eligible solar loans for which the underlying solar equipment is located in Puerto Rico until the earlier of October 31, 2020 and the closing of another solar loan warehouse facility available to finance solar loans for which the underlying solar equipment is located in Puerto Rico, (ii) temporarily increase the concentration limit for eligible solar loans for which the underlying solar equipment is not yet installed or not yet placed in service until November 30, 2020 and (iii) modify the interest rate hedging requirements under the SLA Credit Agreement.

Equipment Facility

On the Closing Date, a wholly owned subsidiary (the "Equipment Borrower") of the Company entered into that certain First Amendment to Credit Agreement and Security Agreement (the "Equipment Amendment"), which amends that certain Credit Agreement, dated as of December 30, 2019 (the "Equipment Credit Agreement"), by and among the Equipment Borrower, certain other subsidiaries of the Company, Credit Suisse AG, New York Branch, as agent, and the lenders and the other financial institutions party thereto.

The Equipment Amendment amended the Equipment Credit Agreement to, among other things, expand the scope of the eligible equipment that the Equipment Borrower can borrow against under the Equipment Credit Agreement to include energy storage systems.

The Equipment Borrower borrowed approximately $3.5 million in revolving loan borrowings on the Closing Date under the Equipment Credit Agreement.

In connection with the Equipment Amendment, Sunnova Energy Corporation ("SEC") entered into that certain Amended and Restated Parent Guaranty (the "A&R Guaranty") on the Closing Date, which amended and restated the Parent Guaranty, dated as of December 30, 2019, previously entered into by SEC to, among other things, require SEC to maintain certain working capital requirements as of the last day of each fiscal quarter and as of the last day of each calendar month. Upon a failure by SEC to meet such minimum working capital requirements, the Equipment Borrower must make a partial prepayment under the Equipment Credit Agreement in an amount equal to the estimated principal amount, if any, then projected to remain outstanding on July 31, 2022 under the Equipment Credit Agreement after giving effect to any future projected principal payments prior to such date.

The foregoing descriptions of the SLA Amendment, the Safe Harbor Amendment and the A&R Guaranty are qualified in their entirety by reference to the full text of the SLA Amendment, the Safe Harbor Amendment and the A&R Guaranty, copies of which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: September 24, 2020	By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary